CCFNB Bancorp, Inc. 10-Q

EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Quarterly Report of CCFNB Bancorp, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey T. Arnold, Executive Vice President, Chief Financial Officer and Treasurer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeffrey T. Arnold
Jeffrey T. Arnold CPA, CIA
Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)
(Principal Accounting Officer)

November 9, 2023

The forgoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to CCFNB Bancorp, Inc. and will be retained by CCFNB Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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